POWER OF ATTORNEY

Effective November 7, 2012, the undersigned constitutes and appoints each of:

Teresa T. Rinker

Cheri Cipperley

as the undersigned’s true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in the undersigned's name, place and stead, to sign SEC statements of ownership of securities, limited to Forms 4s as required under the Securities Exchange Act of 1934, and Form 144s as required under the Securities Act of 1933, with respect to my fiscal 2013 director’s awards, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each of said attorneys-in-fact and agents full power and authority to do and perform each act and thing requisite and necessary to be done under said Acts to complete and file the said forms, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue hereof.

A copy of this power of attorney shall be filed with the Securities and Exchange Commission.  The authorization, limited to my fiscal 2013 director’s awards as set forth above, shall continue in full force and effect until the undersigned revokes such authorization by written instructions to the attorneys-in-fact.

Dated:  November 7, 2012

By: D. Mell Meredith Frazier

/s/ D. Mell Meredith Frazier
[Signature]